NORTHROP GRUMMAN CORPORATION
EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 033-59815, 033-59853, 333-03959, 333-68003, 333-67266, 333-61936, 333-100179, 333-107734, 333-121104, 333-125120 and 333-127317 on Form S-8; Registration Statement Nos. 333-78251, 333-85633 and 333-77056 on Form S-3; and Registration Statement Nos. 333-40862, 333-54800 and 333-83672 on Form S-4 of our report dated February 20, 2008 (July 29, 2008 as to the reclassification of Electro-Optical Systems as a discontinued operation and the reclassification of segment information as described in Notes 5 and 6), relating to the financial statements and financial statement schedule (which report expresses an unqualified opinion and includes an explanatory paragraph regarding Northrop Grumman Corporation’s adoption of new accounting standards) of Northrop Grumman Corporation and of our report dated February 20, 2008 relating to the effectiveness of Northrop Grumman Corporation’s internal control over financial reporting, appearing in this Current Report on Form 8-K of Northrop Grumman Corporation dated July 29, 2008.
/s/ Deloitte & Touche LLP
Los Angeles, California
July 29, 2008